Exhibit 8.1. List of AMBEV’S Material Subsidiaries

Our operations are conducted principally by Ambev, and, in the case of our CAC, Latin America South and Canadian operations, by direct and indirect subsidiaries of Ambev. The following is a list of the significant companies that Ambev controlled, either directly or indirectly, as of December 31, 2022:

1.	The Company indirectly owns 99.75% of the economic and voting interests in Cerveceria Y Malteria Quilmes Saica Y G (incorporated in Argentina).
2.	The Company indirectly owns 85.34% of the economic and voting interests in Cerveceria Boliviana Nacional S.A. (incorporated in Bolivia).
3.	The Company, directly and indirectly, owns 100% of the economic and voting interests in Arosuco Aromas e Sucos Ltda. (incorporated in Brazil).
4.	The Company, directly and indirectly, owns 100% of the economic and voting interests in CRBS S.A (incorporated in Brazil).
5.	The Company, directly and indirectly, owns 100% of the economic and voting interests in Cervejaria ZX S.A. (incorporated in Brazil).
6.	The Company indirectly owns 100% of Labatt Brewing Co. Ltd. (incorporated in Canada).
7.	The Company indirectly owns 100% of the economic and voting interests in Cerveceria Chile S.A. (incorporated in Chile).
8.	The Company directly owns 100% of the economic and voting interests in Jalua Spain S.L. (incorporated in Spain).
9.	The Company directly owns 100% of the economic and voting interests in Ambev Luxembourg S.à R.L. (incorporated in Luxembourg).
10.	The Company indirectly owns 50.0% of the economic and voting interests in Industrias Del Atlántico, Sociedad Anónima (incorporated in Guatemala).
11.	The Company indirectly owns 87.35% of the economic and voting interests in Cerveceria Paraguaya S.A. (incorporated in Paraguay).
12.	The Company indirectly owns 85.00% of the economic and voting interests in Cervecería Nacional Dominicana S.A. (incorporated in Dominican Republic).
13.	The Company indirectly owns 100% of the economic and voting interests in Linthal S.A., (incorporated in Uruguay).
14.	The Company indirectly owns 99.93% of the economic and voting interests in Cerveceria Y Malteria Payssandú S.A. (incorporated in Uruguay).
15.	The Company indirectly owns 100% of the economic and voting interests in Monthiers S.A. (incorporated in Uruguay).
16.	The Company, directly and indirectly, owns 100% of the economic and voting interests in Cervecería Nacional S. de R.L. (incorporated in Panama).

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